UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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RICEBRAN TECHNOLOGIES

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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RiceBran Technologies

1330 Lake Robbins Drive, Suite 250

The Woodlands, Texas 77380

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 16, 2021

TO THE SHAREHOLDERS OF RICEBRAN TECHNOLOGIES:

Notice is hereby given that the 2021 Annual Meeting of Shareholders (Annual Meeting) of RiceBran Technologies, a California corporation (Company), will be held at Continental Grain Corporation, 767 Fifth Avenue, New York, NY 10153 on Wednesday, June 16, 2021, at 9:00 a.m., eastern daylight time, for the following purposes, as more fully described in the accompanying proxy statement (Proxy Statement):

1.	to elect five (5) directors to serve on the Board of Directors until the 2022 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.	to approve, on a nonbinding advisory basis, the compensation of our named executive officers;

3.	to ratify our appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2021; and

4.	to transact such other business that is properly presented before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 20, 2021, are entitled to notice of and to vote at the meeting and any adjournment thereof.

Although we currently intend to hold the Annual Meeting in person, due to concerns related to the evolving coronavirus (COVID-19) pandemic, shareholders will be required to pre-register to attend the Annual Meeting. We may also impose additional procedures or limitations on meeting attendees or may decide to hold the Annual Meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates regarding the Annual Meeting by issuing a press release and filing the press release as definitive additional soliciting material with the Securities and Exchange Commission. We encourage you to regularly check these resources prior to the Annual Meeting if you plan to attend.

The Company is pleased to continue utilizing the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. As a result, the Company is mailing to its shareholders a notice instead of a paper copy of the Proxy Statement and the Company’s 2020 Annual Report. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

By Order of the Board of Directors,

/s/ Todd T. Mitchell
Todd T. Mitchell Secretary

The Woodlands, Texas

April 22, 2021

IMPORTANT

Whether or not you expect to attend the Annual Meeting, please vote by proxy via mail, telephone or Internet as described below. If you attend the meeting, you may vote in person, even if you previously have returned your proxy card or voted via telephone or Internet.

RiceBran Technologies

1330 Lake Robbins Drive, Suite 250

The Woodlands, Texas 77380

PROXY STATEMENT

FOR

2021 ANNUAL MEETING OF SHAREHOLDERS

The Company has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies by the Board of Directors (Board) for use at our 2021 Annual Meeting of Shareholders (Annual Meeting) to be held on Wednesday, June 16, 2021, at 9:00 a.m., eastern daylight time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at Continental Grain Corporation, 767 Fifth Avenue, New York, NY 10153. The telephone number at that address is (212) 207-5100.

Although we currently intend to hold the Annual Meeting in person, due to concerns related to the evolving coronavirus (COVID-19) pandemic, shareholders will be required to pre-register to attend the Annual Meeting. We may also, impose additional procedures or limitations on meeting attendees or may decide to hold the Annual Meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates regarding the Annual Meeting by issuing a press release and filing the press release as definitive additional soliciting material with the Securities and Exchange Commission. We encourage you to regularly check these resources prior to the Annual Meeting if you plan to attend.

Any shareholder intending to attend the Annual Meeting may obtain pre-registration instructions by contacting our corporate secretary, Todd T. Mitchell, by email at tmitchell@ricebrantech.com or by phone at (917) 705-3392.

These materials were first sent or made available to shareholders on April 22, 2021. These materials include (i) this Proxy Statement and (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission (SEC) on February 25, 2021 (Annual Report). If you requested printed versions by mail, these materials also include the proxy card or vote instruction for the Annual Meeting.

Our principal executive offices are located at 1330 Lake Robbins Drive, Suite 250, The Woodlands, Texas 77380. Our telephone number is (281) 675-2421 and our website is www.ricebrantech.com.

INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

The purposes of the Annual Meeting are to: (i) elect five (5) directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) approve, on a nonbinding advisory basis, the compensation of our named executive officers; (iii) ratify our appointment of RSM US LLP as our independent registered public accounting firm; and (iv) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Shareholders Entitled to Vote; Record Date

Only holders of record of RiceBran Technologies Common Stock (Common Stock) at the close of business on April 20, 2021 (Record Date), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 45,274,030 shares of Common Stock outstanding.

Internet Availability of Proxy Materials

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (Notice) to the Company’s shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

The Notice will provide you with instructions regarding how to view on the Internet the Company’s proxy materials for the Annual Meeting. Our proxy materials are also available on the Company’s website at www.ricebrantech.com/investors/annual-meeting.

Revocability of Proxies

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by voting again via the Internet or by telephone, by executing a new proxy card or voting instruction card with a later date (which automatically revokes the earlier proxy) and delivering it to our secretary at or prior to the taking of the vote at the Annual Meeting or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. Please note, however, that if a shareholder has instructed a broker, bank or nominee to vote his, her or its shares of our Common Stock, the shareholder must follow the directions received from the broker, bank or nominee to change the shareholder’s instructions. In the event of multiple online or telephone votes by a shareholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the shareholder, unless such vote is revoked in person at the Annual Meeting according to the revocability instructions outlined above.

Voting Procedures

You may vote by mail. If you are a registered shareholder (that is, if you hold your stock directly and not in street name), you may vote by mail by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage prepaid envelope. Your proxy will then be voted at the Annual Meeting in accordance with your instructions.

You may vote by telephone or on the Internet. If you are a registered shareholder, you may vote by telephone or on the Internet by following the instructions included on the proxy card. Shareholders with shares registered directly with American Stock Transfer and Trust Company, LLC, our transfer agent, may vote (i) on the Internet at the following web address: www.voteproxy.com or (ii) by telephone by dialing the toll-free number in the Notice. If you vote by telephone or on the Internet, you do not have to mail in your proxy card. If you wish to attend the meeting in person, however, you will need to bring valid picture identification with you. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on the day before the meeting date.

You may vote in person at the meeting. If you are a registered shareholder and attend the meeting (please remember to bring your valid picture identification, admission ticket or other acceptable evidence of stock ownership as of the Record Date), you may deliver your completed proxy card in person. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name. In that case, if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares, along with valid picture identification.

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting card and voting instructions with these proxy materials from that organization rather than from us. Your bank or broker may permit you to vote your shares electronically by telephone or on the Internet. A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you by your bank or brokerage firm.

These Internet and telephone voting procedures, which comply with California law, are designed to authenticate shareholders’ identities, allow shareholders to vote their shares and confirm that shareholders’ votes have been recorded properly. Shareholders voting via either telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholder using such services. Also, please be aware that we are not involved in the operation of these voting procedures and cannot take responsibility for any access, Internet or telephone service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

Voting and Solicitation

On all matters, each share of Common Stock outstanding on the Record Date entitles its owner to one vote.

Expenses of solicitation of proxies will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

Quorum; Abstentions; Broker Non-votes

A majority of the shares of Common Stock outstanding on the Record Date and entitled to vote must be present, in person or represented by proxy, to constitute the required quorum for the transaction of business at the Annual Meeting. Shares that are voted “FOR,” “AGAINST,” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR” or “AGAINST” on a matter will also be treated as shares entitled to vote (Votes Cast) with respect to such matter.

A plurality of Votes Cast is required for the election of directors and only affirmative votes (either “FOR” or “AGAINST”) will affect the outcome of the election of directors (Proposal 1). The affirmative vote of the holders of a majority of the Common Stock entitled to vote and represented in person or by proxy at the Annual Meeting at which a quorum is present is required to approve the advisory vote on executive compensation (Proposal 2) and to ratify the selection of our independent registered public accountants (Proposal 3).

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker “non-votes”, we believe that both abstentions and broker “non-votes” should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. We further believe that neither abstentions nor broker “non-votes” should be counted as shares “represented and voting” with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter. In the absence of controlling precedent to the contrary, we intend to treat abstentions and broker “non-votes” in this manner. Accordingly, abstentions and broker “non-votes” will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Nominees may generally vote on “routine” matters but cannot vote on “nonroutine” matters. Nominees will not have discretionary voting power with respect to Proposals 1 and 2, and will consequently be unable to vote shares held by beneficial owners who do not give voting instructions to their brokers, banks or nominees with respect to these proposals since these matters are considered nonroutine. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 3.

Deadlines for Submission of Shareholder Proposals for 2022 Annual Meeting

Requirements for Shareholder Proposals to be Considered for Inclusion in Proxy Materials. Our shareholders are entitled to present proposals for consideration at forthcoming shareholder meetings provided that they comply with the proxy rules promulgated by the SEC and our bylaws. Shareholders who wish to have a proposal considered for inclusion in the proxy materials for our 2022 Annual Meeting must submit such proposal to us by December 23, 2021. However, if we change the date of our 2022 Annual Meeting by more than 30 days from the date of this year’s meeting the new submission deadline will be a reasonable time before we begin to print and send our proxy materials for the 2022 Annual Meeting. The submission of a proposal does not guarantee that it will be included in our proxy statement or proxy.

Requirements for Shareholder Proposals not to be Included in Proxy Materials. Shareholders who wish to present a proposal at our 2022 Annual Meeting that is not intended to be included in the proxy materials relating to such meeting must deliver notice of such proposal to our secretary at our principal executive offices by March 8, 2022. If the date of our 2022 Annual Meeting is changed by more than 30 days from the date of this year’s meeting, notice of the proposal must be received by us no later than the close of business on a date determined and publicized by our Board, which date shall be at least ten (10) days after such date is publicized. Shareholders wishing to make such proposals must also satisfy the other requirements set forth in our bylaws. If a shareholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934 (Exchange Act), we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such proposal submitted by a shareholder.

If there is a change in the deadlines set forth above for shareholder proposals with respect to the 2022 Annual Meeting, we will disclose the new deadlines in a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, or by other means.

PROPOSAL ONE

ELECTION OF DIRECTORS

Description of Current Board of Directors

A board of five (5) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five (5) nominees named below. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. The five (5) nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under California law. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

The names of the nominees, and certain information about them as of the Record Date, are set forth below.

Name	Age	Position
Peter G. Bradley	61	Executive Chairman
Brent D. Rosenthal (1)(2)(3)(4)	49	Lead Independent Director
Beth L. Bronner (1)(2)	69	Director
David Chemerow (1)(2)(4)	69	Director
Ari Gendason (2)(3)(4)	45	Non-Executive Vice-Chairman

(1)	Current member of the Audit Committee.
(2)	Current member of the Compensation Committee.
(3)	Current member of the Nominating and Governance Committee.
(4)	Current member of the Executive Committee.

Peter G. Bradley has served as our director since July 2019 and as executive chairman of the board since August 2020. Mr. Bradley is a global business leader with more than 23 years of experience as an executive in consumer foods, dietary supplements, food ingredients and specialty chemicals. Mr. Bradley has been a principal at Ingredient Insights (Insights), a strategic consulting business focused in food ingredients and specialty materials geared toward mergers and acquisitions activity, supporting new start-ups and providing diligence support for institutional investors since 2017. He has been an operating partner at Arbor Investments, a specialized private equity firm that focuses exclusively on acquiring premier companies in the food, beverage and related industries since 2019. From 2016 to 2017, Mr. Bradley served as chairman of the board of Novel Ingredients (Novel), a technology driven provider of value-added ingredients and finished products to the U.S. dietary supplement industry, where he spearheaded the entry into finished consumer products and successfully guided Novel through the process that culminated in its acquisition by Innophos Holdings, Inc. (Innophos) in August 2017. As chief executive officer of Novel from 2014 to 2016, he guided Novel’s transition from an owner-managed business into a successful private equity portfolio company.  From 2009 to 2013, Mr. Bradley was chief executive officer of Warwick International Group, a specialty chemical company manufacturing bleach activator for the global home care industry and distributing specialty chemicals in Southern Europe and Asia. Prior to Warwick, Mr. Bradley was with Sensient Technologies Corporation (NYSE: SXT), in various executive management positions from 2003 to 2009. Mr. Bradley holds a bachelor’s degree in Business Studies from Manchester University and a Post Graduate Diploma in Marketing from Manchester Business School. The Board believes that Mr. Bradley’s extensive experience in consumer foods, dietary supplements and food ingredients coupled with his history of successful expansion into new markets are the attributes, skills, experiences and qualifications that allow Mr. Bradley to make a valuable contribution as one of our directors.

Brent D. Rosenthal has served as a director since July 2016 and as lead independent director since August 2020. Mr. Rosenthal was non-executive chairman of our board from July 2016 to August 2020. Mr. Rosenthal is the founder of Mountain Hawk Capital Partners, LLC, an investment fund focused on small and micro-cap equities in the food and technology media telecom (TMT) industries. Mr. Rosenthal also serves as chairman of the board of directors of Comscore (NASDAQ: SCOR) and on the board of directors of FLYHT Aerospace Solutions Ltd. (OTCX: FLYLF).  Previously, Mr. Rosenthal was an advisor to the board of directors of Park City Group (NASDAQ: PCYG), a food safety and supply chain software company from 2015 to 2018. Mr. Rosenthal was a partner in affiliates of W.R. Huff Asset Management where he worked from 2002 to 2016. Mr. Rosenthal served on the board of directors of Rentrak (NASDAQ: RENT) from 2008 to 2016 and as non-executive chairman of the board from 2011 to 2016. He also served on the boards of directors of four privately-held Hispanic food companies. Earlier in his career, Mr. Rosenthal was director of mergers and acquisitions for RSL Communications Ltd. and served emerging media companies for Deloitte. Mr. Rosenthal is an inactive certified public accountant. Mr. Rosenthal earned his Bachelor of Science degree from Lehigh University and Master of Business Administration degree from the S.C. Johnson Graduate School of Management at Cornell University. The Board believes that Mr. Rosenthal’s experience investing in the food industry, independent board experience and business acumen are the attributes, skills, experiences and qualifications that allow Mr. Rosenthal to make a valuable contribution as one of our directors.

Beth L. Bronner has served as a director since July 2016. Ms. Bronner is an independent investor and was managing director at Mistral Equity Partners, a private equity firm that specializes in the consumer and food sector from 2006 to 2015. Ms. Bronner also has served as president of Revlon Professional, North America, president of the health division at Sunbeam, vice president, consumer market/business markets at AT&T, and senior vice president and chief marketing officer of the consumer/retail business at Citibank.  Ms. Bronner also served as global chief marketing officer of Beam Spirits and Wine. Ms. Bronner is a former member of the board of directors of Jamba, Inc. (2009 to 2012) (NASDAQ: JMBA), Assurant, Inc. (1994 to 2011) (AIZ/NYSE) and Hain Celestial Group, Inc. (1993 to 2010) (NASDAQ: HAIN).  Ms. Bronner is a member of The Committee of 200 International Women’s Forum and The Chicago Network.  She currently serves on the boards of several not-for-profit organizations including the President’s Advisory Council of Vassar College. Ms. Bronner received a Bachelor of Arts degree from Vassar College and a Master of Business Administration degree from The University of Chicago. The Board believes that Ms. Bronner’s experience (i) in change management, business turnaround, organization restructuring high-performance team building and brand building (ii) her experience as a senior executive and private equity investor and (iii) service on the boards of several multi-billion-dollar companies are the attributes, skills, experiences and qualifications that allow Ms. Bronner to make a valuable contribution as one of our directors.

David Chemerow has served as a director since October 2018.  From August 2016 to September 2017, Mr. Chemerow served as the chief financial officer and treasurer of Comscore, Inc., a digital data and analytics company, and from January 2016 to August 2016, Mr. Chemerow served as the chief revenue officer of Comscore, Inc. Mr. Chemerow served as the chief operating officer and chief financial officer of Rentrak Corporation, a media measurement and advanced consumer targeting company, from October 2009 until Rentrak Corporation was merged into comScore, Inc. in January 2016.  Prior to 2009, Mr. Chemerow served in senior executive roles in several companies. Mr. Chemerow previously served as the non-executive chairman of the board of Playboy Enterprises, Inc. and is a member of the board of directors of Dunham’s Athleisure Corporation, a sporting goods retailer. Mr. Chemerow serves on the board of The Martha’s Vineyard Playhouse, a non-profit theatre. Mr. Chemerow is a member and board leadership fellow of the National Association of Corporate Directors. Mr. Chemerow is a graduate of Dartmouth College and holds an MBA from The Amos Tuck School. The Board believes that Mr. Chemerow’s extensive experience, business knowledge and experience as chief operating officer and chief financial officer of several public companies are the attributes, skills, experiences and qualifications that allow Mr. Chemerow to make a valuable contribution as one of our directors.

Ari Gendason has served as a director since July 2016. He has served as non-executive vice-chairman of the board since December 2019. Mr. Gendason is senior vice president and chief investment officer at Continental Grain Company, a privately held global food and agriculture company.  He has been with Continental Grain Company since 2004.  At Continental Grain, Mr. Gendason has focused on investing in multiple sectors in the food and agriculture supply chain including protein production, agricultural processing, food manufacturing, restaurants and agricultural commodities.  He is a member of the board of directors of Wayne Farms LLC.  Mr. Gendason was formerly an associate at VantagePoint Venture Partners, an associate at Greenbridge Capital, an associate at RSL Communications and an investment banking analyst at CIBC Oppenheimer.  Mr. Gendason received both his Bachelor of Science degree in finance and accounting and his Master of Business Administration degree in finance from The Wharton School of the University of Pennsylvania.  The Board believes that Mr. Gendason’s extensive experience, business knowledge and financial expertise are the attributes, skills, experiences and qualifications that allow Mr. Gendason to make a valuable contribution as one of our directors.  Mr. Gendason is Continental Grain Company’s designee to our board as referenced in “Certain Relationships and Related Transactions.”

The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until the director’s successor has been elected and qualified.

Board Leadership Structure

The Board believes our governance structure follows a successful leadership model under which our executive chairman also serves in a role as acting chief executive of the Company. We recognize that different leadership models may work well for other companies at different times depending on individual circumstances, and we believe that the Company is well served by the combination of these roles as we seek to improve the performance of the Company and review our strategic alternatives. To enhance this approach and strengthen the oversight capabilities of the Board we have added the role of lead independent director who is charged with working with the other independent directors in carrying out the strategic, governance, oversight and decision-making responsibilities of the Board.

The Board does not have a policy, one way or the other, with respect to whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the nonemployee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. The board evaluates the leadership structure annually, and it will continue to do so as circumstances change, including if a new chief executive officer is elected. Currently, Mr. Bradley serves as executive chairman of the board and Mr. Rosenthal serves as lead independent director.

Risk Oversight

Our Board of Directors is currently comprised of five (5) directors, four of whom are independent. The Board has four standing committees with separate chairs - Audit, Compensation, Nominating and Governance, and Executive. Our Audit Committee is responsible for overseeing risk management and on at least an annual basis reviews and discusses with management policies and systems pursuant to which management addresses risk, including risks associated with our audit, financial reporting, internal control, disclosure control, legal and regulatory compliance, and investment policies. Our Audit Committee also serves as the contact point for employees to report corporate compliance issues. Our Audit Committee regularly reviews with our Board any issues that arise in connection with such topics. Our full Board regularly engages in discussions of risk management to assess major risks facing the Company and review options for their mitigation. Each of our Board committees also considers the risk within its area of responsibilities. For example, our Compensation Committee periodically reviews enterprise risks to ensure that our compensation programs do not encourage excessive risk-taking and our Nominating and Governance Committee oversees risks related to governance issues.

Board Independence

Our Board annually determines the independence of each director, based on the independence criteria set forth in the listing standards of the Marketplace Rules of Nasdaq. In making its determinations, the Board considers all relevant facts and circumstances brought to its attention as well as information provided by the directors and a review of any relevant transactions or relationships between each director or any member of his or her family, and the Company, its senior management or our independent registered public accounting firm. Based on its review, the Board determined that Beth L. Bronner, David Chemerow, Ari Gendason and Brent D. Rosenthal are each independent under the Nasdaq’s criteria for independent board members.

Board Meetings and Committee Meetings

During 2020, the Board held eight (8) meetings and each current director attended at least 75% of those meetings during the period that he or she was a director. Our Board and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time, as appropriate. Our Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the Board.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, assists the Board in its general oversight of our financial reporting, internal controls, and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. The members of the Audit Committee are Beth L. Bronner, David Chemerow and Brent D. Rosenthal. Each member of the Audit Committee is independent under Nasdaq’s independence standards for audit committee members. The Board has determined that each member of the Audit committee is an “audit committee financial expert”, as defined by the rules of the SEC. The charter of the Audit Committee is available on our website at www.ricebrantech.com/investors/annual-meeting.  The Audit Committee met nine (9) times in 2020 and each current director attended at least 75% of those meetings during the period that he or she was a committee member.

Compensation Committee

The Compensation Committee establishes our executive compensation policy, determines the salary and bonuses of our executive officers and recommends to the Board stock option grants for our executive officers. The members of the Compensation Committee are Beth L. Bronner, David Chemerow, Ari Gendason and Brent D. Rosenthal and each member is independent under Nasdaq’s independence standards for compensation committee members. Our executive chairman often makes recommendations to the Compensation Committee and the Board concerning compensation of other executive officers. The Compensation Committee seeks input on certain compensation policies from the executive chairman. The charter of the Compensation Committee is available on our website at www.ricebrantech.com/investors/annual-meeting.

In fulfilling its duties and responsibilities, the Compensation Committee seeks periodic input, advice and recommendations from various sources, including our Board of Directors, our executive officers and the Compensation Committee's independent executive compensation consultant. The Committee at all times exercises independent discretion in its executive compensation decisions. The Compensation Committee met four (4) times in 2020 and each current director attended at least 75% of those meetings during the period that he or she was a committee member.

The Compensation Committee, through its outside legal counsel, has engaged Mercer, a leading global independent human resources and compensation consulting firm, to provide assistance and guidance to the Compensation Committee on executive officer and director compensation matters.  Use of this outside consultant is an important component of the compensation setting process, as it will further enable the Compensation Committee to make informed decisions based on market data and practices.  Mercer reports directly to the Compensation Committee.  The Compensation Committee has sole authority for the appointment, removal, replacement, compensation, and oversight of Mercer for executive officer and director compensation matters.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for matters relating to the corporate governance of our Company and the nomination of members of the Board and committees thereof. The members of the Nominating and Governance Committee are Ari Gendason and Brent D. Rosenthal, and each member is independent under Nasdaq’s independence standards. The charter of the Nominating and Governance Committee is available on our website at www.ricebrantech.com/investors/annual-meeting. The Nominating and Governance Committee met three (3) times in 2020 and each current director attended at least 75% of those meetings during the period that he was a committee member.

Nomination Process

In evaluating potential candidates for membership on the Board, the Nominating and Governance Committee may consider such factors as it deems appropriate. These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. While the Nominating and Governance Committee has not established any specific minimum qualifications for director nominees, the Nominating and Governance Committee believes that demonstrated leadership, as well as significant years of service in an area of endeavor such as business, law, public service, related industry or academia, is a desirable qualification for service as our director. Upon the identification of a qualified candidate, the Nominating and Governance Committee selects, or recommends for consideration by the full Board, the nominee for the election of directors to the Board.

Although we do not have a formal policy in place, we consider diversity, among other factors, to identify our nominees for the Board. We view diversity broadly to include diversity of experience, skills and viewpoint as well as more traditional diversity concepts. In sum, we strive to assemble a diverse Board that is strong in its collective knowledge and that also consists of individuals who bring a variety of complementary attributes and skills to the Board such that the Board, taken as a whole, has the necessary and appropriate skills and experience to provide an enriched environment. The needs of the Board and the factors that the Nominating and Governance Committee considers in evaluating candidates are reassessed on an annual basis, when the committee’s charter is reviewed.

The Nominating and Governance Committee will consider nominees recommended by shareholders. Any shareholder may make recommendations to the Nominating and Governance Committee for membership on the Board by sending a written statement of the qualifications of the recommended individual to: Secretary, RiceBran Technologies, 1330 Lake Robbins Drive, Suite 250, The Woodlands, Texas 77380. Such recommendations should be received no later than sixty (60) days prior to the annual meeting for which the shareholder wishes his or her recommendation to be considered. The Board will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates, including the following criteria:

●	Directors should be of the highest ethical character and share values that reflect positively on themselves and us.
●	Directors should have reputations, both personal and professional, consistent with our image and reputation.
●	Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

The fact that a proposed director nominee meets some or all of the above criteria will not obligate the Nominating and Governance Committee to nominate or recommend the candidate for election to the Board in the proxy materials.

Executive Committee

The Executive Committee will (i) advise and assist management with respect to operational matters, including sales, marketing, and other strategic initiatives as approved and directed by the Board (ii) take such actions as may be directed by the Board from time to time and (iii) exercise most Board powers during periods between Board meetings. In performing its responsibilities, the Executive Committee will have the authority to obtain advice, reports or opinions from internal or external counsel and expert advisors, including director search firms. The members of the Executive Committee are David Chemerow, Ari Gendason and Brent D. Rosenthal.

Shareholder Communication Policy

Shareholders may send communications to the Board or individual members of the Board by writing to them, care of Secretary, RiceBran Technologies, 1330 Lake Robbins Drive, Suite 250, The Woodlands, Texas 77380, who will forward the communication to the intended director or directors. If the shareholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Attendance of Directors at Annual Meetings of Shareholders

We have a policy of encouraging, but not requiring, directors to attend our annual meeting of shareholders. All of our current directors who were directors at the time of the 2020 Annual Meeting of Shareholders attended such meeting.

Director Compensation

During 2019, the Compensation Committee engaged Mercer (through outside legal counsel) to review the current compensation of the executive management and directors. Mercer is a leading global independent human resources and compensation firm. After reviewing Mercer’s report with respect to Mercer’s compensation analysis methodology, compensation analysis results, peer company short and long-term incentive plan prevalence and equity plan design, the Compensation Committee approved the Mercer report in all material respects. In 2020, the Compensation Committee consulted with Mercer when considering changes to director compensation. Nonemployee directors receive the following consideration for serving as directors and as members of committees of our Board:

	General Board Service	Audit Committee	Nominating and Governance Committee	Compensation Committee	Executive Committee
	($)	($)	($)	($)	($)
General board service - all directors	50,000	-	-	-	-
Service as lead independent director	50,000	-	-	-	-
Committee Assignments:
Committee Chair	-	18,000	9,500	10,000	12,000
Members	-	8,000	4,500	5,000	12,000

In 2020, the Compensation Committee approved quarterly payments of a portion of the amounts listed in the above table in grants of restricted stock units (RSUs) of equal value, in lieu of cash. The number of shares of Common Stock subject to the RSUs was determined based on the average closing price of our Common Stock during the applicable quarterly period of service. We reimburse all directors for travel and other necessary business expenses incurred in the performance of director services and extend coverage to them under our directors and officers indemnity insurance policies.

Issuance of the Common Stock subject to RSUs granted as director compensation is deferred to the date the holder is no longer providing service to RiceBran Technologies. For the purposes of this proxy statement, we refer to these RSUs as deferred stock units (DSUs).

In furtherance of implementing the Mercer report recommendations, the Compensation Committee determined that each nonemployee director will receive an annual fixed grant under the 2014 Equity Incentive Plan on the date of the annual shareholder meeting as compensation for their services. If a nonemployee director becomes a member of the Board after the annual grant, the director will receive a pro rata portion of the fixed annual grant based upon the months remaining in the year after the director was elected. In 2020, this annual grant was $100,000 for the chairman of the board, $75,000 for the vice-chairman of the board and $50,000 for each other nonemployee director. In 2020, the Compensation Committee approved payment of the annual fixed grants with grants of DSUs. The number of shares of Common Stock subject to the DSUs was determined based on the closing price of our Common Stock on the grant date. The DSUs will vest on the earlier of one year from the date of grant or one day prior to the Annual Meeting, subject to the director’s continued service to the Company.

In addition to the director fees referred to above, in 2020, Mr. Chemerow and Mr. Bradley each also received grants of DSUs with a value of $50,000, based on our closing stock price on the date of the grants, as compensation for completing a Board special project.

Director Compensation Table

The following director compensation table sets forth summary information concerning the compensation paid to our nonemployee directors in 2020 who served on the Board during the year.

	Fees Earned or Paid in Cash	Option Awards	Stock Awards	All Other Compensation	Total
Name	($) (1)	($)	($) (2) (3)	($)	($)
Peter G Bradley (4)	27,125	-	113,242	-	140,367
Beth L. Bronner	38,250	-	74,035	-	112,285
David Chemerow	45,000	-	128,281	-	173,281
Ari Gendason	40,219	-	100,272	-	140,491
Brent D. Rosenthal	75,656	-	147,541	-	223,197

(1)	Amounts shown in this column reflect the annual aggregate dollar amount of all cash fees earned for 2020 services as a director, including annual retainer fees, committee and/or chairmanship fees.
(2)

Stock awards are reported at grant date fair value, if awarded in the period, and at incremental fair value, if modified in the period. All awards were granted under our 2014 Equity Incentive Plan and consisted of DSUs. Each DSU represents a contingent right to receive one share of Common Stock. Stock awards include for all directors (i) annual grants of DSUs in June 2020, which vest on the earlier of June 17, 2021, or one day prior to the next annual shareholder meeting, for general board service and (ii) grants of DSUs, vested at issuance, issued in payment of board fees otherwise payable in cash. In addition, stock awards for Peter G. Bradley and David Chemerow include grants of DSUs, vested at issuance, as compensation for completing a special project. Further information on stock awards is presented in the table below:

	Annual Grant		Board Fees		Special Project
	Shares of Common Stock Subject to DSUs	Grant Date Fair Value per Share	Shares of Common Stock Subject to DSUs	Average Grant Date Fair Value per Share	Shares of Common Stock Subject to DSUs	Grant Date Fair Value per Share
Name	(#)	($)	(#)	($)	(#)	($)
Peter G Bradley	55,556	0.90	28,067	0.47	58,436	0.86
Beth L. Bronner	55,556	0.90	46,382	0.52	-	-
David Chemerow	55,556	0.90	54,569	0.52	58,436	0.86
Ari Gendason	83,334	0.90	48,769	0.52	-	-
Brent D. Rosenthal	111,112	0.90	91,744	0.52	-	-

(3)

As of December 31, 2020, the aggregate number of stock awards which have been awarded to each director for board service, including both shares of Common Stock and DSUs, are as follows: 157,349 to Peter G. Bradley, 222,205 to Beth L. Bronner, 196,651 to David Chemerow, 252,370 to Ari Gendason and 518,783 to Brent D. Rosenthal.

(4)

Mr. Bradley was appointed our executive chairman in August 2020. His compensation in respect to his service as our employee is reflected in the summary compensation table under the “Executive Compensation” section of this proxy statement.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. Any waivers of any provision of this code for our directors or officers may be granted only by the Board or a committee appointed by the Board. Any waivers of any provisions of this code for an employee or a representative may be granted only by our executive chairman or chief financial officer.  We will provide any person, without charge, a copy of this Code. Requests for a copy of the code may be made by writing to RiceBran Technologies at 1330 Lake Robbins Drive, Suite 250, The Woodlands, Texas 77380, Attention: Secretary.

Our Board has not adopted any practices or policies regarding the ability of our employees or directors, or any of their designees, to engage in transactions that that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act), our shareholders are entitled to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

Please read the “Executive Compensation” section of this proxy statement for additional details about our executive compensation program.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and Compensation Committee value the opinions of our shareholders and we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON A NONBINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

RSM US LLP has been appointed by the Audit Committee to continue as our registered public accountants for the fiscal year ending December 31, 2021. Shareholder ratification of RSM US LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. The Board is seeking such ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection of RSM US LLP as our independent public accountants, the Audit Committee will consider whether to retain that firm for the year ending December 31, 2021. Even if the selection is ratified, we may appoint a different independent public accounting firm during the year if the Audit Committee determines that such a change would be in the best interests of us and our shareholders. We expect a representative of RSM US LLP to be present at the Annual Meeting or otherwise be available to make a statement or respond to questions.

Fees Billed by Independent Registered Public Accounting Firms

The following table presents fees for professional services rendered by our independent registered public accounting firm, RSM US LLP.

	2020	2019
Audit fees	$323,000	$340,000
Audit-related fees	26,000	68,000
Tax fees	-	-
All other fees	-	-
Total	$349,000	$408,000

Audit fees

Audit fees are for services related to the audit of our financial statements and review of financial statements included in our quarterly reports on Form 10-Q.

Audit-related fees

Audit-related fees in 2020 and 2019 relate to consents and comfort letters provided in connection with filings on Form S-3.

Tax fees

There were no tax fees in 2020 or 2019.

All other fees

There were no other fees in 2020 or 2019.

Pre-Approval Policies

Our Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm for such services. All fees reported under the headings Audit fees, Audit-related fees, Tax fees and All other fees above were approved by the Audit Committee before the respective services were rendered, which concluded that the provision of such services was compatible with the maintenance of the independence of the firm providing those services in the conduct of its auditing functions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Audit Committee Report

The information contained in the following report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into such filing.

The following is the Audit Committee’s report submitted to the Board for the fiscal year ended December 31, 2020.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements with management.

The committee discussed with RSM US LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB).

The committee also received the written disclosures and the letter from RSM US LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence regarding the independent registered public accounting firm’s communications with the committee concerning independence, and has discussed with RSM US LLP the independent registered public accounting firm’s independence.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee of the Board of Directors

David Chemerow, Chairman

Beth L. Bronner

Brent D Rosenthal

EXECUTIVE OFFICERS

Peter G. Bradley, 61, has served as a director since July 2019 and as executive chairman of the board since August 2020. Mr. Bradley is a global business leader with more than 23 years of experience as an executive in consumer foods, dietary supplements, food ingredients and specialty chemicals. Mr. Bradley has been a principal at Ingredient Insights (Insights), a strategic consulting business focused in food ingredients and specialty materials geared toward mergers and acquisitions activity, supporting new start-ups and providing diligence support for institutional investors since 2017. He has been an operating partner at Arbor Investments, a specialized private equity firm that focuses exclusively on acquiring premier companies in the food, beverage and related industries since 2019. From 2016 to 2017, Mr. Bradley served as chairman of the board of Novel Ingredients (Novel), a technology driven provider of value-added ingredients and finished products to the U.S. dietary supplement industry, where he spearheaded the entry into finished consumer products and successfully guided Novel through the process that culminated in its acquisition by Innophos Holdings, Inc. (Innophos) in August 2017. As chief executive officer of Novel from 2014 to 2016, he guided Novel’s transition from an owner-managed business into a successful private equity portfolio company.  From 2009 to 2013, Mr. Bradley was chief executive officer of Warwick International Group, a specialty chemical company manufacturing bleach activator for the global home care industry and distributing specialty chemicals in Southern Europe and Asia. Prior to Warwick, Mr. Bradley was with Sensient Technologies Corporation (NYSE: SXT), in various executive management positions from 2003 to 2009. Mr. Bradley holds a bachelor’s degree in Business Studies from Manchester University and a Post Graduate Diploma in Marketing from Manchester Business School.

Todd T. Mitchell, 54, has served as our chief financial officer since July 2019 and our executive vice president from May 2019 to June 2019.  From 2015 until 2019, Mr. Mitchell served as chief financial officer of the Park City Group, Inc. (NASDAQ: PCYG). Mr. Mitchell served as a director of research for Brean Capital LLC from 2012 to 2015, after working as a research analyst at various Wall Street firms for 12 years, focusing on technology companies. Mr. Mitchell earned a Master of Business Administration and a Master of Economics from George Washington University, and a Bachelor of Arts from Vassar College.

EXECUTIVE COMPENSATION

Compensation Philosophy

Our Compensation Committee is charged with the evaluation of the compensation of our executive officers and to assure that they are compensated effectively in a manner consistent with our compensation strategy and resources, competitive practice, and the requirements of the appropriate regulatory bodies.

Our compensation philosophy has the following basic components: (i) establish competitive base salaries to attract qualified talent, and (ii) evaluate performance and grant performance-based bonuses that may include equity and cash components. We try to establish executive compensation base salaries to allow us to remain competitive in our industry and to attract and retain executives of a high caliber. Similarly, we try to align a component of annual compensation to performance and achievement of our objectives in an effort to retain highly motivated executives who are focused on performance. We review other public reports and consider the compensation paid to executives at similarly situated companies, both within and outside of our industry, when determining and evaluating our compensation philosophy and compensation levels. Our performance, including, but not limited to, earnings, revenue growth, cash flow, and continuous improvement initiatives, is a significant part of our evaluation and compensation levels.

In 2019, the Compensation Committee engaged Mercer (through outside legal counsel) to benchmark the compensation of executive officers and gather market information regarding short and long-term incentive practices. Comparable market data was gathered from published surveys and a peer group of publicly-traded companies similar in size and industry to the Company. After review and consideration of the Mercer report, the Board’s Compensation Committee approved the recommendations made regarding both the cash and equity compensation. The information provided to the Compensation Committee was utilized and continues to be utilized to set appropriate pay levels and long-term incentive awards for executive officers. In 2020, the Compensation Committee consulted with Mercer when considering changes to executive compensation.

Summary Compensation Table

The following table sets forth all compensation awarded, earned or paid for services rendered to us in all capacities during fiscal year 2020 and 2019 to (i) each person who served as our chief executive officer and/or executive chairman during fiscal 2020; (ii) the two most highly compensated officers other than the chief executive officer and/or executive chairman who were serving as executive officers at the end of fiscal 2020 and whose total compensation for such year exceeded $100,000; and (iii) up to two additional individuals for whom disclosures would have been provided in this table, but for the fact that such persons were not serving as executive officers as of the end of fiscal 2020 (sometimes referred to collectively as the “named executive officers”).

Name and Principal Position (1)	Year	Salary ($) (1)	Bonus ($)	Option Awards ($) (2)	Stock Awards ($)(2)(3)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($) (4)	Total ($)

Peter G. Bradley, Executive Chairman	2020	67,500	-	-	43,784	-	-	111,284
	2019	-	-	-	-	-	-	-

Todd T. Mitchell, Chief Financial Officer	2020	235,000	20,000	76,697	175,500	-	4,576	511,773
	2019	134,673	26,000	132,000	98,750	-	12,169	403,592

Brent R. Rystrom, Former Chief Executive	2020	167,500	-	215,174	38,015	-	143,066	563,755
Officer and President	2019	335,000	-	134,666	52,624	-	8,250	530,540

(1)

As discussed further in the “Narrative Disclosure to the Summary Compensation Table” the named executive officers held various positions in 2020 and 2019. Mr. Bradley was appointed executive chairman in August 2020. Mr. Mitchell began employment in May 2019. Mr. Rystrom’s employment terminated in August 2020.

(2)

Option and stock awards are reported at grant date fair value, if awarded in the period, and at incremental fair value, if modified in the period. The assumptions used to calculate the fair value of option awards are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for 2020.

(3)

Stock awards include shares of Common Stock granted under the 2014 Equity Incentive Plan (2014 Plan) to Mr. Bradley in 2020 and Mr. Rystrom in 2020 and 2019. Stock awards also include restricted stock units (RSUs) granted under the 2014 Equity Incentive Plan (2014 Plan) to Mr. Mitchell in 2020 and 2019. The RSUs granted to Mr. Mitchell in 2019 were cancelled in 2020.

(4)	All other compensation consists of the amounts for the years indicated:

Name and Principal Position		401(k) Safe Harbor Contributions ($)	Relocation Cost Reimbursements ($)	Severance Pay ($)	Unused Vacation Paid at Termination ($)	Total All Other Compensation ($)

Todd T. Mitchell, Chief Financial Officer	2020	4,576	-	-	-	4,576
	2019	2,169	10,000	-	-	12,169

Brent R. Rystrom, Former Chief	2020	4,831		83,750	54,485	143,066
Executive Officer and President	2019	8,250	-	-		8,250

Narrative Disclosure to the Summary Compensation Table

The following is a brief description of the compensation arrangements we have with each of the named executive officers and other compensation. All the Common Stock, stock option and RSU grants described below were made pursuant to the 2014 Plan.

Peter G. Bradley, Executive Chairman

Mr. Bradley was initially employed by us in August 2020 when he was appointed executive chairman effective August 14, 2020. He has served as our director since July 2019. Mr. Bradley’s initial and current annual salary is $180,000. He is also due a monthly stock grant of $10,000 for each month of his service, which is granted fully-vested.

In August 2020, we entered into an employment agreement with Mr. Bradley. The term of Mr. Bradley’s employment agreement continues until either the Company or Mr. Bradley elects to terminate the agreement. Mr. Bradley is eligible for an annual bonus at the discretion of the Board.

Todd T. Mitchell, Chief Financial Officer

Mr. Mitchell was initially employed by us in May 2019 and was appointed chief financial officer effective July 1, 2019. Mr. Mitchell’s initial and current annual salary is $235,000.

In May 2019, we entered into an employment agreement with Mr. Mitchell. The term of Mr. Mitchell’s employment agreement renews automatically for successive one-year terms unless either party notifies the other party in writing at least ninety (90) days prior to the expiration of the then-effective term of such party’s intention not to renew the agreement. Mr. Mitchell is eligible to participate in any bonus program that we adopted applicable to our senior officers. We agreed to pay Mr. Mitchell $10,000 for relocation expenses.

Mr. Mitchell is currently eligible to earn an annual cash bonus of up to 45% of his annual base salary based upon satisfaction of corporate and individual goals as determined by our Compensation Committee. Mr. Mitchell earned an annual bonus of $26,000 for 2019, which was paid in 2020. Mr. Mitchell earned an annual bonus of $20,000 for 2020, which was paid in 2021.

In January 2020, the Board granted Mr. Mitchell a stock option to purchase up to 86,200 shares of Common Stock at an exercise price of $1.23 per share, which vests and becomes exercisable in four equal annual installments ending January 28, 2024, subject to Mr. Mitchell’s continued employment through each applicable vesting date.

In March 2020, the Board granted Mr. Mitchell a stock option to purchase up to 22,000 shares of Common Stock at an exercise price of $1.11 per share, which vests and becomes exercisable in four equal annual installments ending March 31, 2024, subject to Mr. Mitchell’s continued employment through each applicable vesting date.

In December 2020, the Board granted Mr. Mitchell 325,000 RSUs. Half of the RSUs vest on December 9, 2021, and the remainder vest on December 9, 2022, subject to Mr. Mitchell’s continued employment through each applicable vesting date.

Brent R. Rystrom, Former Chief Executive Officer and President

Mr. Rystrom was initially employed and appointed chief financial officer in March 2017. In January 2018, Mr. Rystrom was also appointed chief operating officer. Effective in October 2018, he was appointed chief executive officer. Mr. Rystrom’s annual salary was $200,000, increased to $225,000 in January 2018, increased to $274,000 in October 2018 and increased to $335,000 in January 2019.

In March 2017, we entered into an employment agreement with Mr. Rystrom which was amended and restated in October 2018. The term of Mr. Rystrom’s employment agreement renewed automatically for successive one-year terms until either party notified the other party in writing at least ninety (90) days prior to the expiration of the then-effective term of such party’s intention not to renew the agreement. Mr. Rystrom received a signing fee of $25,000 and we agreed to reimburse Mr. Rystrom for relocation expenses up to $40,000.

Mr. Rystrom was eligible to participate in any bonus program that we adopted applicable to our senior officers. Mr. Rystrom was eligible to earn an annual cash bonus of up to 60% of his annual base salary based upon satisfaction of corporate and individual goals as determined by our Compensation Committee.

In January 2020, the Board granted Mr. Rystrom a stock option to purchase up to 258,455 shares of Common Stock at an exercise price of $1.23 per share, which vested and became exercisable in four equal annual installments, subject to Mr. Rystrom’s continued employment through the applicable vesting date, which would have ended January 28, 2024, had Mr. Rystrom’s employment not been terminated. The option was forfeited in its entirety upon Mr. Rystrom’s termination of employment.

In March 2020, the Board granted Mr. Rystrom a stock option to purchase up to 40,000 shares of Common Stock at an exercise price of $1.11 per share, which vested and became exercisable in four equal annual installments, subject to Mr. Rystrom’s continued employment through the applicable vesting date, which would have ended March 31, 2024, had Mr. Rystrom’s employment not been terminated.  The option was forfeited in its entirety upon Mr. Rystrom’s termination of employment.

In June 2020, Mr. Rystrom agreed to receive all of his future compensation in vested shares of Common Stock in lieu of cash. These shares were granted each biweekly pay period beginning in June 2020 and ending in August 2020. The number of shares issued was based on the closing price of our Common Stock on the grant dates. The grant dates were each pay period end date.

In August 2020, in connection with his termination of employment, Mr. Rystrom received severance pay pursuant to the terms of his employment agreement.

Equity Compensation Arrangements

2014 Equity Incentive Plan

The Board adopted our 2014 Equity Incentive Plan (2014 Plan) in August 2014, after the plan was approved by our shareholders. As of December 31, 2020, the total shares of Common Stock authorized for issuance under the plan, as amended, is 6,300,000 shares.  Under the terms of the plan, we may grant stock options, shares of Common Stock and other share-based awards to officers, directors, employees or consultants providing services on such terms as are determined by the Board. The Board administers the plan, determines vesting schedules on plan awards and may accelerate the vesting schedules for award recipients. The options granted under the plan have terms of up to 10 years. As of December 31, 2020, awards for the purchase of 4,881,053 shares had been granted and remain outstanding (stock options, common stock and restricted stock units) and 1,418,947 shares were reserved for future grants under the 2014 Plan.

Pension Benefits

Our named executive officers were eligible to participate in a defined contribution retirement plan qualified under subsection 401(k) of the Internal Revenue Code (the 401(k) Plan).in 2020.  Named executive officers participating in the 401(k) Plan received safe harbor contributions from the Company into the 401(k) Plan through the middle of 2020, following which matching contributions ceased.  None of our named executive officers are currently covered by any other pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. Mr. Bradley holds DSUs, issued as compensation for his service as a director which are discussed in “Directors Compensation.” These DSUs are nonqualified compensation awards.

Outstanding Equity Awards

The following table provides information as of December 31, 2020, regarding equity awards held by each of our named executive officers.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($/sh)	Option Expiration Date	Equity Incentive Plan: Number of Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Peter G. Bradley	(1)	-	-	-	-	55,556	33,889
Todd T. Mitchell	(2)	-	-	-	-	325,000	198,250
	(3)	29,687	45,313	2.90	5/28/2029	-	-
	(4)	-	86,200	1,23	1/28/2030	-	-
	(5)	-	22,000	1.11	3/31/2030	-	-

(1)

Represents shares subject to DSUs. Unvested units vest the earlier of June 17, 2021, or one day prior to the Annual Meeting, subject to Mr. Bradley’s continued service to the Company, and are valued above using the closing price of our Common Stock on December 31, 2020, $0.61 per share.

(2)

Represents shares subject to RSUs. Unvested units vest 50% on December 9, 2021, and 50% on December 9, 2022, subject to Mr. Mitchell’s continued employment with the Company, and are valued above using the closing price of our Common Stock on December 31, 2020, $0.61 per share.

(3)	Unvested options vest and become exercisable in twenty-nine equal monthly installments ending May 28, 2023, subject to Mr. Mitchell’s continued employment with the Company.
(4)

Unvested options vest and become exercisable as to 25% of the option shares on January 28, 2021, and as to the remainder of the options shares in three annual installments ending January 28, 2024, subject to Mr. Mitchell’s continued employment with the Company.

(5)

Unvested options vest and become exercisable as to 25% of the option shares on March 31, 2021, and as to the remainder of the options shares in three annual installments ending March 31, 2024, subject to Mr. Mitchell’s continued employment with the Company.

Termination and Change in Control Arrangements

We have entered into an employment agreement with Mr. Mitchell that require us to provide compensation to him upon termination of his employment with us or a change in control of the Company. Regardless of the manner in which Mr. Bradley’s or Mr. Mitchell’s employment terminates, they will be entitled to receive amounts earned during the term of their employment. Such amounts include: the portion of their current annual base salary and bonuses which have accrued through the date of termination; vested stock options; and payment for accrued but unused vacation.

In addition, under the 2014 Plan, in the event of a Change of Control Transaction as defined in the 2014 Plan, except as otherwise provided by the Compensation Committee (Committee) in an award agreement or otherwise in writing, unvested awards will not vest and will be treated in accordance with one of the following methods as determined by the Committee:

(a)

Awards, whether or not then vested, may be continued, assumed, have new rights substituted therefor or, the Committee may terminate all outstanding and unexercised stock options or any other stock-based award that provides for a participant-elected exercise, effective as of the date of the Change in Control Transaction, by delivering notice of termination to each participant at least 20 days prior to the date of consummation of the Change in Control Transaction, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control Transaction, each such participant shall have the right to exercise in full all of such exercisable awards that are then outstanding to the extent vested on the date such notice of termination is given (or, at the discretion of the Committee, without regard to any limitations on exercisability otherwise contained in the award agreements), but any such exercise shall be contingent on the occurrence of the acquisition event, and, provided that, if the acquisition event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. In the event of a Change in Control Transaction, the Committee may terminate any exercisable award for which the exercise price is equal to or exceeds the fair market value on the date of the Change in Control Transaction without payment of consideration therefor; and restricted stock or other awards may, where appropriate in the discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that, the Committee may decide to award additional restricted stock or any other award in lieu of any cash distribution.

(b)

Awards may be cancelled in exchange for an amount of cash equal to the change in control price (price per share of Common Stock paid in the Change in Control Transaction) per share of Common Stock covered by such awards, less, in the case of an appreciation award, the exercise price per share of Common Stock covered by such award.

(c)	Appreciation awards may be cancelled without payment, if the change in control price is less than the exercise price per share of such appreciation awards.

Under the 2014 Plan, a “Change of Control Transaction” means the occurrence of any of the following: (a) acquisition (including through purchase, reorganization, merger, consolidation or similar transaction), directly or indirectly, in one or more transactions by a person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities representing 45% or more of the combined voting power of the securities of the Company entitled to vote generally in the election of directors of the Board, calculated on a fully diluted basis after giving effect to such acquisition; (b) election of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) members of the Board on the effective date and (ii) persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the effective date; provided that any person nominated for election by a Board at least two-thirds of which consisted of persons described in clauses (i) or (ii) or by persons who were themselves nominated by such Board shall be deemed to have been nominated by a Board consisting of persons described in clause (i); (c) sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person.

In addition to the consideration described above, the amount of compensation payable to Mr. Mitchell for termination or a change of control under his employment agreement is discussed below.

●

Termination Without Cause, for Good Reason, or Death. In the event employment is terminated (i) by us other than for Cause, (ii) by the employee for Good Reason, or (iii) due to the employee’s death, Mr. Mitchell shall be entitled to a cash lump sum payment in an amount equal to one fourth of his then current base annual salary.

●

Termination in Connection with a Change of Control. In the event that the employee resigns or is terminated within 60 days before and 90 days after a Change of Control, then in addition to the amounts that the employee would otherwise would be eligible to receive, including amounts that would be payable as a result of a termination other than for Cause, a termination for Good Reason and a termination due to employee’s death, Mr. Mitchell shall be entitled to a cash lump sum payment equal to half of his current base annual salary.

“Cause” is defined as (i) a material breach of the terms of his employment agreement, which breach remains uncured for 30 days following written notice of breach, (ii) the employee has been grossly negligent or has engaged in material willful or gross misconduct in the performance of his duties, (iii) the employee has committed, as reasonably determined by our Board, or has been convicted by a court of law of fraud, moral turpitude, embezzlement, theft, or similar criminal conduct, or any felony, (iv) employee habitually misuses alcohol, drugs, or any controlled substance, (v) the employee breaches his proprietary information agreement, or (vi) the employee fails to meet reasonable written standards established by us for performance of his duties under his employment agreement.

“Good Reason”, is defined as (i) any material breach by us of any provision of the employee’s employment agreement; (ii) a material reduction of the employees duties or responsibilities, or the assignment of duties or responsibilities that are not consistent or commensurate with his position at the time the employee entered into the agreement (iii) any reduction of the employee’s base salary other than as part of a general reduction of the salaries of all or substantially all of our employees.

In connection with Mr. Rystrom’s termination of employment, Mr. Rystrom was entitled to receive severance in the amount of one fourth of Mr. Rystrom’s then-current base salary, $83,750.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of March 31, 2021, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of that class or series of our stock, (ii) each of our directors and director nominees, (iii) each of the named executive officers, and (iv) all directors and current executive officers as a group. For purposes of this section, “named executive officers” shall mean: (i) each person who served as our chief executive officer and/or executive chairman during fiscal 2020; (ii) the two most highly compensated officers other than the chief executive officer and/or executive chairman who were serving as executive officers at the end of fiscal 2020; and (iii) up to two additional individuals for whom disclosure would have been provided in the table below, but for the fact that such persons were not serving as executive officers as of the end of fiscal 2020.

The table is based on information provided to us or filed with the SEC by our directors, executive officers and principal shareholders. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Shares of Common Stock issuable upon exercise or conversion of options and warrants that are currently exercisable or are exercisable within 60 days after March 31, 2021, and shares underlying restricted stock units vesting within 60 days after March 31, 2021, are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities but are not deemed outstanding for computing the percentage of any other shareholder. Unless otherwise indicated, the address for each shareholder listed in the following table is c/o RiceBran Technologies, 1330 Lake Robbins Drive, Suite 250, The Woodlands, TX 77380.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage (1)
Continental Grain Company (2)	10,649,068	23.52%
Roumell Asset Management, LLC and James C. Roumell (3)	3,897,398	8.61%
Peter G. Bradley (4)	215,042	*
Beth L. Bronner (5)	186,149	*
David Chemerow (6)	328,237	*
Ari Gendason (7)	203,406	*
Todd T. Mitchell (8)	89,550	*
Brent D. Rosenthal (9)	495,634	1.09%
Brent R. Rystrom	333,248	*
All directors and executive officers as a group (6 persons) (10)	1,518,018	3.32%

* less than 1%

(1)

The applicable percentage of ownership is based on 45,274,030 shares of our Common Stock outstanding as of March 31, 2021, together with shares issuable upon exercise of options and warrants exercisable within 60 days of March 31, 2021, and shares underlying restricted stock units vesting within 60 days after March 31, 2021.

(2)

Based on information reported on a Form 4 filed with the SEC on December 20, 2019, and a Schedule 13D filed with the SEC September 25, 2017 (as amended March 28, 2018, August 17, 2018, March 12, 2019, August 21, 2019, and December 20, 2019) by Continental Grain Company (CGC), a Delaware corporation. The address of the principal office of CGC and Mr. Gendason is 767 Fifth Avenue, New York, NY 10153.

(3)

Based in part on information reported on a Schedule 13G filed with the SEC on February 12, 2021, by Roumell Asset Management, LLC (RAM), a Maryland limited liability company and James C. Roumell. RAM serves as the investment advisor to Roumell Opportunistic Value Fund (ROVF). James C. Roumell is president of RAM and holds a controlling percentage of its outstanding voting securities. James C. Roumell beneficially owns 3,897,398 shares of our Common Stock, in part as a result of his control over RAM and ROVF. The address of the principal office of RAM and James C. Roumell is 2 Wisconsin Circle, Suite 640, Chevy Chase, MD 20815.

(4)	Includes 86,503 shares underlying vested DSUs.
(5)	Includes 46,382 shares underlying vested DSUs.
(6)	Includes 113,005 shares underlying vested DSUs. Includes 210,332 shares are held by the David I. Chemerow 1992 Trust.
(7)

Includes 48,769 shares underlying vested DSUs. Ari Gendason is senior vice president and chief investment officer of CGC. Ari Gendason claims no direct or shared voting or dispositive power over the shares owned by CGC.

(8)	Includes 64,550 shares issuable upon exercise of options.
(9)	Includes 91,744 shares underlying vested DSUs.
(10)	Includes 64,550 shares issuable upon exercise of options and 386,403 shares underlying vested DSUs. Excludes the beneficial ownership of Brent R. Rystrom because he is no longer an executive officer.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2020, certain information with respect to our 2010 Equity Incentive Plan and 2014 Equity Incentive Plan follows:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan Category	(1)(a)	(1)(b)	(c)
Equity compensation plans approved by shareholders	668,607	$1.89	2,063,281	(2)
Equity compensation plans not approved by shareholders	6,419	38.60	-	(3)
Total	675,026	$2.24	2,063,281

(1)

Excludes shares underlying RSUs, which do not have an exercise price. As of December 31, 2020, 1,495,400 shares of Common Stock are issuable upon the vesting of RSUs and issuance of 836,803 shares of Common Stock subject to certain RSUs, 386,403 of which are vested, is deferred to the date the holder is no longer providing service to RiceBran Technologies

(2)	Represents shares reserved for future issuance under our 2014 Equity Incentive Plan.
(3)	Represents shares reserved for future issuance under our 2010 Equity Incentive Plan. In 2013, the Board determined that no additional grants will be made under the 2010 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

As provided in our Audit Committee charter, our Audit Committee reviews and approves, unless otherwise approved by our Compensation Committee, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds the lesser of (a) $120,000 or (b) one percent of the average of our total assets at the end of our last two completed fiscal years, and in which any director, director nominee, executive officer or holder of more than 5% of any class of our capital stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest (each such transaction, a Related Party Transaction). Each Related Party Transaction that occurred since January 1, 2019, has been approved by our Board, Audit Committee or Compensation Committee.

Related Party Transactions

Other than compensation described above in “Executive Compensation,” “Director Compensation” and “Director Compensation Table”, we believe that there have been no Related Party Transactions since January 1, 2019, other than those described below.

Transactions with Continental Grain Company

Our director, Ari Gendason, is an employee and senior vice president and chief investment officer of Continental Grain Company (CGC). In March 2019, we issued and sold to CGC 666,667 shares of Common Stock at a purchase price of $3.00 per share and a pre-funded warrant to purchase up to 1,003,344 shares of Common Stock for a purchase price equal to $2.99 for each share underlying the pre-funded warrant. The exercise price of the pre-funded warrant is $0.01 per share. CGC exercised the entire prefunded warrant automatically when our shareholders approved the exercise in June 2019.  In December 2019, CGC participated in our public offering, and purchased 3,200,000 shares of Common Stock at a purchase price of $1.25 per share. As of the date of this filing, CGC owns approximately 23.5% of our outstanding Common Stock. We have agreed that in connection with each annual or special meeting of our shareholders at which members of our board of directors are to be elected, or any written consent of our shareholders pursuant to which members of the Board are to be elected, CGC shall have the right to designate one nominee to our board of directors.

The foregoing description of Related Party Transactions does not include a description of employment compensation that was paid, following approval by our compensation committee, to executive officers that are not named executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, our executive officers and beneficial owners of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Directors, executive officers and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on the review of the copies of such forms furnished to us and written representations that no other reports were required, we believe that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2020, were met in a timely manner by the directors, executive officers and greater than 10% beneficial owners, except the reports described below.

Delinquent Section 16(a) Reports - The following reports were not submitted in time pursuant to Section 16 (a) in the last fiscal year: a form 4 reporting three DSU grants and two Form 4s, each reporting a Common Stock grant, for Peter G. Bradley; a form 4 reporting two DSU grants and a form 4 reporting one DSU grant for each of Beth L Bronner and Brent D. Rosenthal; a form 4 reporting three DSU grants and a form 4 reporting one DSU grant for David I Chemerow; a form 4 reporting two DSU grants, a form 4 reporting one DSU grant, and a form 4 reporting two Common Stock purchases for Ari Gendason; a form 4 reporting an option grant, a form 4 reporting cancellation of an RSU, and a form 4 reporting an RSU grant for Todd T. Mitchell; and a form 4 reporting an option grant, a form 4 reporting cancellation of an RSU, and a form 4 reporting a Common Stock grant for Brent R. Rystrom.

OTHER BUSINESS

Our management knows of no other business to be brought before the 2021 Annual Meeting of Shareholders. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion, as they may deem appropriate, unless they are directed by a proxy to do otherwise.

ANNUAL REPORT ON FORM 10-K

Shareholders may obtain a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, without charge, by writing to Todd T. Mitchell, our corporate secretary, at our principal executive offices at 1330 Lake Robbins Drive, Suite 250, The Woodlands, Texas 77380.

By Order of the Board of Directors,

/s/ Todd T. Mitchell
Todd T. Mitchell Secretary

The Woodlands, Texas
April 22, 2021

ANNUAL MEETING OF SHAREHOLDERS OF

RICEBRAN TECHNOLOGIES

June 16, 2021

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The annual report and proxy statement
are available at http://www.ricebrantech.com/investors/annual-meeting

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20530300000000000100 9 061621

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES AND "FOR" EACH OF THE OTHER PROPOSALS LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Peter G. Bradley
- ○ Brent D. Rosenthal
- ○ Beth L. Bronner
- ○ David Chemerow
- ○ Ari Gendason

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: (●)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the proposals described herein.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE YOUR SHARES PROMPTLY BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Please check this box if you plan to attend the Annual Meeting. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION CARD

ANNUAL MEETING OF SHAREHOLDERS

June 16, 2021
9:00 A.M. (eastern daylight time)
Continental Grain Corporation
767 Fifth Avenue
New York, NY 10153

Presentation of this card is required
for admission to the Annual Meeting

PLEASE PRESENT THIS CARD TO THE COMPANY'S REPRESENTATIVE
AT THE ENTRANCE TO THE ANNUAL MEETING.

RICEBRAN TECHNOLOGIES

1

RICEBRAN TECHNOLOGIES

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned holder of Common Stock of RiceBran Technologies, a California corporation (the "Company"), hereby appoints Peter G. Bradley and Todd T. Mitchell and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Continental Grain Corporation, 767 Fifth Avenue, New York, NY 10153, on Wednesday, June 16, 2021, at 9:00 A.M., eastern daylight time, and at any adjournments or postponements thereof, and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

COMMENTS:

1.1

14475